Exhibit 99.1

MCEWEN MINING REPORTS Q2 PRODUCTION RESULTS,

CASH AND BULLION INCREASE TO $57 MILLION

TORONTO, July 25, 2016 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that total production for the second quarter (“Q2”) was 39,555 gold equivalent ounces(1) using a gold to silver ratio of 75:1, or 27,888 gold ounces and 875,006 silver ounces. Production is on target to achieve our 2016 guidance of 144,000 gold equivalent ounces, or 99,500 gold ounces and 3,337,000 silver ounces.

Strong Balance Sheet

We have cash and bullion of approximately $57 million(2), and remain debt free. Our balance sheet continues to strengthen with the higher gold and silver prices. This positive impact is reflected in our net sales, our bullion inventory and increased dividends received from the San José Mine. During Q2, we purchased for $5.25 million the existing NSR royalty on our El Gallo property, which includes both the El Gallo Mine and our permitted silver project. In addition, we currently hold in excess of $4 million in marketable securities as investments.

“We have strived to ensure that our share owners enjoy the full benefit of higher gold, silver and copper prices. We have not sold any royalties or metal streams and we do not hedge our precious metal sales. I am pleased with our progress of building a strong balance sheet, which will allow us to fund the future development of our Gold Bar mine and El Gallo Silver mine with reduced financing requirements,” stated Rob McEwen, Chairman and Chief Owner.

El Gallo Mine, Mexico (100%)

The El Gallo Mine continued to deliver solid results in Q2, producing 15,640 gold equivalent ounces, compared to 17,325 gold equivalent ounces during the same period in 2015. Production in Q2 was lower than the prior quarter due to lower ore grades, as we previously forecast (2.3 gpt in Q2 2016 vs. 3.6 gpt in Q1 2016). Our full year guidance for El Gallo remains 55,000 gold equivalent ounces; as such, the rate of production will be reduced in the second half of the year. The 2016 exploration budget for Mexico is $4 million, focusing on drilling and ground geophysics on several priority targets.

San José Mine, Argentina (49%)(3)

The San José Mine increased production 10% quarter-over-quarter. Our attributable production from San José in Q2 was 12,352 gold ounces and 867,191 silver ounces, for a total of 23,915 gold equivalent ounces. Full year production guidance for San José in 2016 is 45,000 gold ounces and 3.3 million silver ounces, for a total of 89,000 gold equivalent ounces attributable to us. The 2016 exploration budget at San José on a 100% basis has been increased to $6.5 million.

Redemption of Exchangeable Shares

At our Annual Meeting held on June 6, 2016 shareholders of the outstanding shares of McEwen Mining — Minera Andes Acquisition Corp. (TSX:MAQ)(the “Exchangeable Shares”) voted to allow the early redemption of their shares. On August 22, 2016 we will cause each remaining Exchangeable Share to be redeemed in exchange for one common share of McEwen Mining Inc. Notice will be mailed to holders of Exchangeable Shares, and copies of these documents will be filed on SEDAR at www.sedar.com. Holders of Exchangeable Shares may continue to exercise their normal retraction rights at any time before August 22, 2016.

Financial Results

Operating costs for the quarter ended June 30, 2016 will be released with our Quarterly Financial Statements in early August.

ABOUT MCEWEN MINING (www.mcewenmining.com)

McEwen Mining’s goal is to qualify for inclusion in the S&P 500 Index by creating a high growth, profitable gold and silver producer focused in the Americas and Europe. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 299 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

Footnotes:

(1)         ‘Gold Equivalent Ounces’ are calculated based on gold to silver ratio of 75:1.

(2)         Figure updated as of July 18, 2016. Includes cash, cash equivalents and precious metals at market.

(3)         The San José Mine is owned by Minera Santa Cruz S.A., which is a joint venture 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A. (“MSC”), the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

TECHNICAL INFORMATION

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Christina McCarthy	150 King Street West
Investor Relations	Director of Corporate Development	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320	(647) 258-0395 ext 390	Toronto, Ontario, Canada
info@mcewenmining.com	corporatedevelopment@mcewenmining.com	M5H 1J9
(866) 441-0690

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